UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2007
CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4350 Executive Drive, Suite 325
San Diego, California 92121
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 452-2323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On May 30, 2007, Cypress Bioscience, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, CIBC World Markets Corp. and Jefferies & Company, Inc., as underwriters (the “Underwriters”), relating to the sale to the Underwriters of 4,700,000 shares of the Company’s common stock, par value $0.001 per share (the “Offering”), and the granting of an option to purchase up to 705,000 additional shares of the Company’s common stock to the Underwriters. The Underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the Offering. The Underwriters have 30 days from May 30, 2007 to exercise this option. The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-124779) filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2005. A copy of the opinion of Cooley Godward Kronish llp relating to the legality of the issuance and sale of the shares in the Offering is attached as Exhibit 5.1 hereto.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated by reference herein.
Item 8.01. Other Events.
     The Company’s press release announcing the pricing of the public offering described in Item 1.01 is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of May 30, 2007, by and between Cypress Bioscience, Inc. and UBS Securities LLC, CIBC World Markets Corp. and Jefferies & Company, Inc. as underwriters.

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Cooley Godward Kronish llp (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release, dated June 1, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cypress Bioscience, Inc.
Dated: June 1, 2007	By:	/s/ Jay D. Kranzler
Jay D. Kranzler
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of May 30, 2007, by and between Cypress Bioscience, Inc. and UBS Securities LLC, CIBC World Markets Corp. and Jefferies & Company, Inc. as underwriters.

5.1	Opinion of Cooley Godward Kronish llp.

23.1	Consent of Cooley Godward Kronish llp (included in its opinion filed as Exhibit 5.1 hereto).

99.1	Press release, dated June 1, 2007.